UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 15, 2026

VIPER ENERGY, INC.

(Exact name of registrant as specified in its charter)

DE	001-42807	39-2596878
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 West Texas Ave.
Suite 100
Midland, TX		79701
(Address of principal executive offices)		(Zip Code)

(432) 221-7400

Registrant's telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.000001 Par Value	VNOM	The Nasdaq Stock Market LLC
(NASDAQ Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 15, 2026, the Board of Directors (the “Board”) of Viper Energy, Inc. (the “Company”) increased the size of the Board by one director and appointed John Grotzinger to serve as a director (the “Appointment”). Dr. Grotzinger will hold office until the 2027 annual meeting of the Company’s stockholders and his successor has been elected and qualified, or until his earlier death, resignation, retirement, disqualification or removal. Following the Appointment, the full Board consists of nine directors. Dr. Grotzinger has not been appointed to any committee of the Board.

Dr. Grotzinger has over 40 years of experience in geology, geobiology, and planetary science. He is a member of the National Academy of Sciences and currently serves as the Harold Brown Professor of Geology at the California Institute of Technology, a position he has held since 2021. Previously, Dr. Grotzinger served as Division Chair of Geological and Planetary Sciences at the California Institute of Technology from 2014 to 2024 and as Chief Scientist of NASA’s Mars Science Laboratory Curiosity rover mission from 2007 to 2014. He has served on the advisory board of Halliburton Labs since 2020 and previously served on the Shell Science Advisory Board from 2014 to 2019. Dr. Grotzinger received a Bachelor of Science in geology from Hobart College in 1979, a Master of Science in geology from the University of Montana in 1981 and a Ph.D. in geology from Virginia Polytechnic Institute and State University in 1985.

As a non-employee member of the Board, Dr. Grotzinger will be compensated in accordance with the Company’s non-employee director compensation program, as disclosed in the Company’s definitive proxy statement on Schedule 14A filed by the Company with the U.S. Securities and Exchange Commission on April 8, 2026. In addition, he will receive a pro-rated annual restricted stock unit award to reflect his partial year of service. The Company entered into an indemnification agreement with Dr. Grotzinger, in the same form entered into with the other directors of the Company.

There are no arrangements between Dr. Grotzinger and any other person pursuant to which Dr. Grotzinger was selected as a director. There are no transactions involving the Company requiring disclosure under Item 404(a) of Regulation S-K in connection with the Appointment.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIPER ENERGY, INC.

Date:	September 16, 2026
		By:	/s/ Teresa L. Dick
		Name:	Teresa L. Dick
		Title:	Chief Financial Officer, Executive Vice President and Assistant Secretary